                                                                  EXHIBIT 10.132

                           WILSHIRE TECHNOLOGIES, INC.
                              DISTRIBUTOR AGREEMENT

        This Distributor Agreement ("this Agreement") is made effective and entered into this 1st day of January, 1999 ("Effective Date") by and between Wilshire Technologies, Inc. a corporation organized and existing under the laws of California with its head office and principal place of business at 5861 Edison Place, Carlsbad, California 92008 ("Wilshire")

                                      and

VWR Scientific Products Corporation, a corporation organized and existing under the laws of Pennsylvania with its head office and principal place of business at Goshen Corporate Park West, 1310 Goshen Parkway, West Chester, Pennsylvania, 19380 ("DISTRIBUTOR") ("VWR").

1.      APPOINTMENT AND ACCEPTANCE.

        1.1 Wilshire hereby appoints DISTRIBUTOR on an exclusive basis to purchase and resell the Products in the Territory. DISTRIBUTOR accepts this appointment on the terms and conditions set forth herein and obligates itself to the requirements of this Agreement.

        1.2 The term "Products" shall mean the Wilshire products listed on Exhibit A attached hereto. Wilshire reserves the right to delete discontinued Products upon thirty (30) days prior written notice to DISTRIBUTOR.

        1.3 The term "Territory" shall mean the geographic area defined on Exhibit B attached hereto. DISTRIBUTOR shall not reexport the Products from the territory without the express written authorization of Wilshire.

2.      DISTRIBUTOR'S REPRESENTATIONS.

        In order to induce Wilshire to enter into this Agreement DISTRIBUTOR, and its undersigned officer, warrant and represent that:

        2.1 DISTRIBUTOR is a corporate entity duly organized and in good standing, and will remain in compliance with all applicable laws in the Territory.

        2.2 DISTRIBUTOR is and will remain an independent contractor with respect to its relationship with Wilshire. DISTRIBUTOR agrees that Wilshire has granted it no authority to make changes to Wilshire's terms and conditions of sale, to extend Wilshire warranties or, in general, to enter into contracts or make quotations on behalf of or to bind Wilshire in any transactions with DISTRIBUTOR's customers or any governmental agencies or third parties. No relationship of employment shall arise between Wilshire and DISTRIBUTOR, or between Wilshire or any employee or representative of DISTRIBUTOR. DISTRIBUTOR is at all times acting for its own account, and at its own expense.

3.      TERM.

        3.1 Subject to the provisions of Section 14 below, the term of this Agreement shall be for three (3) years, commencing on the Effective Date, unless renewed as provided in Section 3.2 below.

        3.2 If Wilshire and DISTRIBUTOR expressly agree in writing to renew this Agreement prior to the foregoing expiration date, this Agreement shall continue in full force and effect for one or more successive one (1) year renewal periods. Notwithstanding the foregoing, if Wilshire or DISTRIBUTOR elect not to renew or extend the Agreement, such party shall provide notice of its intention to the other party no later than 90 days prior to the expiration date of the applicable duration period.

4.      PRICES AND TERMS.

        4.1 The Product prices and discounts shall be those listed in Wilshire's domestic and/or international distributor price list and in Exhibit E. The prices quoted are exclusive of any national, state or local sales value added or other taxes, customs duties, or similar tariffs and fees which shall be the responsibility of DISTRIBUTOR. In the event that Wilshire is required to pay any such taxes, duties or fees, such items will be added to the invoice to be paid by DISTRIBUTOR.

        4.2 Wilshire may change the prices of the Products as set forth in exhibit A upon ninety (90) days prior written notice to DISTRIBUTOR.

        4.3 All payment shall be made in United States dollars. Unless otherwise agreed by Wilshire in writing, terms of payment for all international sale transactions shall be by irrevocable letter of credit acceptable to Wilshire, or prepayment by wire transfer. Terms of payment for all domestic sale transactions shall be determined by Wilshire based on a review of the DISTRIBUTOR'S credit history.

 5.     WILSHIRE OBLIGATIONS.

        Wilshire will, during the term of this Agreement:

        5.1 Provide training for a reasonable number of DISTRIBUTOR'S representatives in the application, use, and sale of the Products. DISTRIBUTOR agrees to pay all expenses of its representatives to attend such training sessions, including salaries and transportation;

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

        5.2 Render periodic assistance to DISTRIBUTOR on technical and sales problems and on technical support of the Products through Wilshire personnel and through a national network of manufacturer sales representatives located in strategic markets throughout the United States; The manufacturer sales representatives are highly skilled professionals with many years of experience in the equipment maintenance area of the semiconductor and microelectronics industry.

        5.3 Invoice DISTRIBUTOR for each Product sold on the day it is shipped or in accordance with the terms of the accepted order;

        5.4 Participate in trade shows, open houses or exhibits in the Territory as Wilshire deems appropriate in its discretion.

        5.5 Prepare and provide to the DISTRIBUTOR, at Wilshire's expense, product specifications, product information bulletins, testing/stability certification and any other information required for initial product registration and maintaining registration compliance.

        5.6 Pay part of the promotion costs as outlined in Exhibit C.

        5.7 Include in all Wilshire Sales Representative Agreements a provision that the Representative shall not, without the prior written consent of Wilshire, undertake to promote or solicit orders for competitive products of the type, specification and capability of the Products, or for competitive clean room consumable products (not equipment) of the type, specification and capability of the products sold by DISTRIBUTOR at the Effective Date of this Agreement.

6.      DISTRIBUTOR OBLIGATIONS.

        In order to induce Wilshire to enter into this Agreement, and as a condition of this continuation in force, DISTRIBUTOR agrees that it shall;

        6.1 Actively use its best efforts to promote and penetrate the market for the Products in the Territory;

        6.2 Maintain adequate premises and facilities within the Territory, at its own expense, from which to inventory, demonstrate and sell the Products;

        6.3 Sell the annual minimum quantity of Products as outlined in Exhibit D; If quantities are not achieved, Wilshire can terminate this Agreement subject to paragraphs 3.2 and 13.1.2.

        6.4 Employ an adequate number of capable personnel to engage in the sale of the Products;

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

        6.5 Require its sales personnel from time to time, as may be mutually agreeable, to visit Wilshire's facility (or other facility designated by Wilshire) at DISTRIBUTOR's expense, for the purpose of developing expertise in the application, capabilities, competitive advantages, and use of the Products;

        6.6 Pay part of the promotion costs as outlined in Exhibit C;

        6.7 Cooperate with Wilshire in obtaining marketing and competitive data;

        6.8 Provide Wilshire an itemized account of sales on a monthly basis. This report will be provided no later than the 15th day of the month following the sale. This report will include the following fields of information, VWR manager name and ID number, VWR sales representative name and ID number, customer number, city, state, zip code, invoice date, vendor number, vendor catalog number, VWR catalog number, unit of measure, unit sold and extended cost.

        6.9 Submit to Wilshire regular quarterly status reports reflecting sales activities and anticipated requirements of customers in the Territory;

        6.10 Shall submit purchase orders for product(s) to Wilshire in writing by mail, courier, or telefax, which shall set forth (a) an identification of product(s) ordered, (b) quantity, (c) requested delivery dates and (d) shipping instructions and shipping address.

        6.11 Not undertake to represent, distribute, or otherwise handle competitive products of the type, specification and capability of the Products.

        6.12 Furnish Wilshire copies of DISTRIBUTOR's certain public financial information and any updates which Wilshire personnel may request from time to time.

        6.13 Register this Agreement with any government authority if required, and shall be responsible for payment of any required tax, fee, fine, or duty levied thereon.

        6.14 On an ongoing basis, use best efforts to convert its existing foam wiper and swab products from competitive suppliers to foam wiper and swab products supplied by Wilshire on items where there is a direct cross reference. The only exception will be customers who decide to maintain their current product.

        6.15 DISTRIBUTOR agrees to follow the list price guidelines as set forth on the attached price list and Exhibit A.

7.      FORECASTS/PURCHASE ORDERS.

        7.1 During the first week of each quarter, DISTRIBUTOR shall forward to Wilshire a three (3) month forecast of Product purchases designating the quantities of each model of the Products which DISTRIBUTOR intends to sell in this period. In

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addition, DISTRIBUTOR will provide Wilshire with a quarterly projection for the period of one year for each of the Products.

        7.2 Any purchase orders issued by DISTRIBUTOR are subject to acceptance by Wilshire and will not be deemed accepted until a written confirmation has been dispatched by Wilshire.

8.      DELIVERY/TITLE/RISK OF LOSS.

        8.1 Delivery of all Products ordered by DISTRIBUTOR for domestic shipment shall be made FOB point of shipment (e.g., Wilshire's Carlsbad, California facility). Delivery of all Products ordered by DISTRIBUTOR for international shipment shall be made EX Works (e.g., Wilshire's Carlsbad, California facility). ICC Incoterms (1990 editions) shall apply to all international shipments, except insofar as these Incoterms may be inconsistent with the terms of this Agreement.

        8.2 Risk of loss to the Products shall pass to DISTRIBUTOR at the point of shipment (e.g., Wilshire's Carlsbad, California facility).

        8.3 All Products ordered pursuant to accepted purchase orders will be scheduled for delivery in accordance with Wilshire's then current and normal delivery times. Wilshire shall not be responsible for failure to deliver or comply with any provision of this Agreement if such non-performance is due to causes beyond its reasonable control such as, but not limited to, acts of God, fire or explosions, civil and labor disturbances or delays in transportation. In such event, the time for performance hereunder shall be extended by the period of time attributable to the delay.

9.      PRODUCT WARRANTY.

        9.1 DISTRIBUTOR understands and acknowledges that this Product Warranty is made to DISTRIBUTOR only and shall not be passed through to DISTRIBUTOR's customer.

        9.2 Wilshire warrants the Products to be free from defects in material and workmanship for thirty (30) days from date of shipment to VWR customer.

        9.3 The sole responsibility of Wilshire under the foregoing warranty shall be limited, at its option, to the repair or replacement of defective Products returned by DISTRIBUTOR to Wilshire, at Wilshire's expense.

        9.4 All Wilshire warranties hereunder are conditioned upon proper storage, handling and use of the Products in the application for which they are intended.

        9.5 THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED

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(INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE).
REPAIR OR REPLACEMENT IN THE MANNER PROVIDED ABOVE SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF PURCHASER FOR BREACH OF WARRANTY AND SHALL CONSTITUTE FULFILLMENT OF ALL LIABILITIES OF Wilshire WITH RESPECT TO THE QUALITY AND PERFORMANCE OF THE PRODUCTS.

        9.6 In no event shall Wilshire's liability to DISTRIBUTOR, whether in contract or in tort (including negligence and strict liability), exceed the price of the Product from which such liability arises.

        9.7 Wilshire shall add DISTRIBUTOR as an "additional insured" under the coverage of its general liability policy which shall have the coverages and policy limits as set forth in the certificate of insurance attached hereto as Exhibit F. Further, Wilshire shall maintain such coverage during the term of this Agreement. DISTRIBUTOR understands and acknowledges that such general liability coverage is written on an "occurance" basis. In the event of a termination of this Agreement, Wilshire shall continue to maintain such general liability coverage (including additional insured coverage for the benefit of DISTRIBUTOR) for a period of two (2) years from the effective date of termination.

10.     COMPLIANCE WITH LAWS IN THE TERRITORY.

        DISTRIBUTOR and Wilshire shall strictly comply with all applicable laws, rules, regulations and other governmental requirements governing the manufacture, packaging, labeling, distribution and sale of the Products in the Territory. Such compliance shall include, but shall not be limited to, the following:

        10.1 DISTRIBUTOR shall keep Wilshire informed of the particular requirements imposed on such products by the laws and regulations of the Territory;

        10.2 DISTRIBUTOR shall distribute, promote and sell the Products only for the uses and applications approved by Wilshire and as permitted under the applicable laws and regulations in the Territory;

        10.3 DISTRIBUTOR shall comply with any recalls of the Products initiated by Wilshire or governmental authorities; and

        10.4 DISTRIBUTOR shall promptly disclose to Wilshire all reports, data and other information received by DISTRIBUTOR relating to the unfavorable (including physiological or psychological) effects or toxicity of the Products. Wilshire will promptly address all reports received and reply in writing to DISTRIBUTOR.


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
11.     WILSHIRE'S PROPRIETARY INFORMATION AND RIGHTS.

        11.1 Each party acknowledges and understands that all information disclosed by one party to the other not generally known concerning Wilshire and DISTRIBUTOR and the Products, including but not limited to a party's organization and business affairs, customer lists, sales information, operating procedures and practices, technical data, designs, know-how, trade secrets, and processes (the "Proprietary Information"), whether owned by such party or licensed by such party from third parties, is subject to valuable proprietary interest of the disclosing party, and that the receiving party is under an obligation to maintain the confidentiality of such Proprietary Information. Without limiting the generality of the foregoing obligations, the receiving party agrees that for the term of this Agreement and thereafter until such time as the Proprietary Information is in the public domain, such receiving party will (i) not disclose, publish or disseminate any Proprietary Information, (ii) not use any Proprietary Information for its own account, (iii) not authorize any other person to disclose, publish or disseminate the Proprietary Information, and (iv) treat all Proprietary Information in a confidential manner, including appropriate marking and secure storage of written Proprietary Information.

        11.2 During the term of this Agreement, DISTRIBUTOR is authorized to use Wilshire trademarks for the Products in connection with DISTRIBUTOR's advertisement, promotion and distribution of the Products in the Territory. DISTRIBUTOR acknowledges that Wilshire owns and retains all patents, trademarks, copyrights and other proprietary rights in the Products, and agrees that it will not at any time during or after the termination of this Agreement assert or claim any interest in or take any action which may adversely affect the validity or enforceability of any patent, trademark, trade name, trade secret, copyright, or logo belonging to or licensed to Wilshire.

        11.3 DISTRIBUTOR agrees to use reasonable efforts to protect Wilshire's proprietary rights and to cooperate in Wilshire's efforts to protect its proprietary rights. DISTRIBUTOR agrees to notify Wilshire of any known or suspected breach of Wilshire's proprietary rights and to cooperate with Wilshire without making any charge therefore in any action by Wilshire to investigate or remedy an infringement of such rights.

        11.4 Neither DISTRIBUTOR nor its employees and agents, shall, without Wilshire's prior consent, alter any of the Products or remove, alert, obliterate or mar any notice or legend of Wilshire's patent, copyright, trademarks or trade secrets.

12.     INFRINGEMENT INDEMNIFICATION.

        12.1 Wilshire shall defend any claim, suit or proceeding brought against DISTRIBUTOR so far as it is based on a claim that the use, transfer or resale of any Products delivered hereunder constitutes an infringement of a patent, trademark or copyright registered in the United States, so long as Wilshire is notified promptly in writing by the DISTRIBUTOR of any such action and given full authority, information and assistance at Wilshire's expense for the defense of any such claim or proceedings. Wilshire shall pay all damages and cost awarded against the DISTRIBUTOR but shall not be responsible for any settlement made without its consent. In the event of final judgment which prohibits the DISTRIBUTOR or the DISTRIBUTOR's customers from continued use of any Products by reason of infringement of such patent, trademark or copyright, Wilshire may, at its sole option and at its expense, obtain the rights to continued use of any such Product, replace or modify such Product so that it is no longer infringing.

        12.2 Wilshire shall have no liability to the DISTRIBUTOR under any provisions of this Section 12 if any patent, trademark or copyright infringement or claim thereof is based upon the use of Products delivered hereunder in connection or in combination with equipment or devices not delivered by Wilshire or use of any such Product in a manner for which the same was not designed.

13.     TERMINATION.

        13.1 Wilshire or DISTRIBUTOR may terminate this Agreement at any time prior to the expiration of its stated term upon the occurrence of any of the following events, each of which is expressly declared to be "Just Cause" for termination of this Agreement:

               13.1.1 DISTRIBUTOR defaults in any payment due Wilshire for Products purchased under this Agreement and such default continues unremedied for a period of fifteen (15) days following Wilshire's notice to default;

               13.1.2 DISTRIBUTOR fails to meet the annual minimum quota agreed to and set forth in Exhibit D;

               13.1.3 DISTRIBUTOR or Wilshire fails to perform any other material obligation, warranty, duty or responsibility under the Agreement, and such failure or default continues unremedied for a period of thirty (30) days following the other party's notice;
               13.1.4 DISTRIBUTOR or Wilshire becomes insolvent; proceedings are instituted by or against it in bankruptcy, insolvency, reorganization or dissolution; or it makes an assignment for the benefit of creditors; or

               13.1.5 DISTRIBUTOR or Wilshire is merged, consolidated, or substantially changes the nature or character of its business, or substantially changes its management ownership or principals, excluding an increase in ownership of DISTRIBUTOR by E. Merck, who currently owns 49% of DISTRIBUTOR.

               13.1.6 DISTRIBUTOR or Wilshire is affected by a force majeure event which continues for more than six (6) months.

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        13.2 Upon termination hereby by either party:

               13.2.1 All sums due to either party from the other shall be promptly paid;

               13.2.2 DISTRIBUTOR orders received and accepted by Wilshire prior to termination of this Agreement shall be fulfilled in accordance with their terms;

               13.2.3 All property belonging to one party but in the custody of the other shall be returned;

               13.2.4 DISTRIBUTOR shall cease all display, advertising and use of Wilshire tradenames, trademarks, logos and designations, except uses on the Products which remain in DISTRIBUTOR's possession; and

               13.2.5 Wilshire shall have the option to repurchase any or all of the Products in DISTRIBUTOR inventory which are new and unused at net price paid originally by DISTRIBUTOR.

14.     APPLICABLE LAW AND VENUE.

        This agreement is made pursuant to, and shall be construed and enforced exclusively in accordance with, the internal laws of the Commonwealth of Pennsylvania )and United States federal law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of l\aw. Any lawsuit arising from or related to this agreement shall be brought exclusively be fore the United States District Court for the Eastern District of Pennsylvania or any Commonwealth court sitting in Chester County, Pennsylvania and each party hereby consents to the jurisdiction of any such court.

15.     LIMITATION OF LIABILITY.

        Neither Wilshire nor DISTRIBUTOR shall be liable to the other, or to DISTRIBUTOR's customers, for any special, indirect, or consequential damages, including but not limited to loss of profits, loss of business opportunities, or loss of business investment.

16.     INDEMNIFICATION.

        DISTRIBUTOR agrees to indemnify and hold Wilshire harmless from any costs, claims, damages, losses, liabilities or expenses (including reasonable attorney's fees) asserted by any third party resulting from DISTRIBUTOR's breach of this Agreement, inaccurate representation or warranty made by DISTRIBUTOR, or failure to conform to local laws and regulations.

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

17.     ASSIGNMENT.

        Neither party may assign any of the rights or obligations set forth in this Agreement without the prior written consent of the other, provided that Wilshire shall have the right to assign any portion of the Agreement to its subsidiaries and affiliated companies.

18.     NOTICES.

        All notices and demands under this Agreement shall be in writing and shall be served by personal service or by mail at the address of the receiving party first stated in this Agreement (or such different address as may be designated by such party to the other in writing). All notices or demands by mail shall be by facsimile, or by certified or registered airmail, return-receipt requested, and shall be deemed complete upon receipt.

19.     INTEGRATED AGREEMENT.

        This Agreement (and attached Exhibits) constitutes the entire understanding and agreement between Wilshire and DISTRIBUTOR and terminates and supersedes all prior formal or informal understandings. Should any Section of this Agreement be held unenforceable by a court of law or other tribunal having jurisdiction over both parties, Wilshire or DISTRIBUTOR may elect to terminate this Agreement.

20.     LANGUAGE AND ORIGINALS.

        This Agreement has been written in the English language. It may be translated, for convenience, into other languages. However, in case of error or disagreement, the executed English language version shall prevail.

        This Agreement shall be executed in three (3) original copies, one for each party, and one that DISTRIBUTOR can use for registration purposes as needed.

21.     PROMOTIONAL MATERIALS.

        Both DISTRIBUTOR and Wilshire must agree on promotional materials used in this alliance.

22.     DECON OPPORTUNITIES.

        In the event that DISTRIBUTOR enters the decon industries (off line cleaning of process tools) Wilshire will be paid a 5% royalty based on sales in return for bringing this opportunity to DISTRIBUTOR.



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

                      Entered into in West Chester, Pennsylvania, U.S.A.



WILSHIRE TECHNOLOGIES, INC.               VWR SCIENTIFIC PRODUCTS

BY: /s/ Kevin Mulvihill                   BY: /s/ Kevin P. Leak

TITLE: Executive Vice President           TITLE: Vice President

DATE: January 20, 1999                    DATE: January 20, 1999


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

                              DISTRIBUTOR AGREEMENT
                            BETWEEN WILSHIRE AND VWR


                                    EXHIBIT A

                                  The Products


See attached UltraSOLV(TM) Chamber Cleaning Price List



EFFECTIVE DATE:   January 1, 1999

WILSHIRE:   /s/ Kevin Mulvihill

VWR: /s/ Kevin Leak


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

                              DISTRIBUTOR AGREEMENT
                            BETWEEN WILSHIRE AND VWR


                                    EXHIBIT B

                             The Territory / Market


                          The United States of America









EFFECTIVE DATE: January 1, 1999

WILSHIRE:  /s/ Kevin Mulvihill

VWR:  /s/ Kevin Leak


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                              DISTRIBUTOR AGREEMENT
                            BETWEEN WILSHIRE AND VWR

                                    EXHIBIT C

                     Wilshire and DISTRIBUTOR Promotion Plan

INTRODUCTION

In order to establish brand identity for DISTRIBUTOR and Wilshire and to become the market leader, various marketing and advertising projects must be undertaken. The projects and their associated costs are estimated in the following table.

                                             1999           2000         2001
                                             ----           ----         ----
         Direct Mail
         Magazine Advertising
         Trade Show Attendance
         DISTRIBUTOR Representative
         Training
         Literature
         Technical Seminars                    _______       _______       ______
         Total                                 $62,000       $80,000      $95,000
                                               -------       -------      -------


1. DISTRIBUTOR and Wilshire agree to split the costs on a 50/50 basis. The above costs are estimates only. All costs and projects have to be agreed to in writing prior to the costs being incurred. DISTRIBUTOR shall have the right to approve all joint publications. The costs for 2000 and 2001 may be revised by DISTRIBUTOR or Wilshire if the sales by DISTRIBUTOR to end-users is less than $360,000 in 1999.

2. DISTRIBUTOR will not charge Wilshire any customary fees for booth space at DISTRIBUTOR'S national sales meeting during the term of this Agreement.

3. DISTRIBUTOR will give Wilshire the opportunity to make a presentation at the DISTRIBUTOR'S national sales meeting at no cost to Wilshire during the term of this Agreement.

4. DISTRIBUTOR will invite Wilshire to attend DISTRIBUTOR'S regional sales meetings at least twice per year at no cost to Wilshire during the term of this Agreement.

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

5. DISTRIBUTOR will give Wilshire's products a priority position in DISTRIBUTOR'S product catalog and web site within the designated product category at no cost to Wilshire during the term of this Agreement.

6. DISTRIBUTOR will give Wilshire's products space at all of DISTRIBUTOR'S local and regional trade shows in which Wilshire participates at no cost to Wilshire for the duration of this Agreement.


EFFECTIVE DATE: January 1, 1999

WILSHIRE:  /s/ Kevin Mulvihill

VWR:  /s/ Kevin Leak


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

                              DISTRIBUTOR AGREEMENT
                            BETWEEN WILSHIRE AND VWR


                                    EXHIBIT D

                           Minimum Purchase Quantities

                            1999                            $1,000,000
                            2000                            $2,000,000
                            2001                            $4,000,000

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                              DISTRIBUTOR AGREEMENT
                            BETWEEN WILSHIRE AND VWR

                                    EXHIBIT E

                               Commission Schedule

               From the Effective Date until two years after the Effective Date

        Representation Territory                          Commission
        ------------------------                          -----------
With a Manufacturer's Sales Representative         25% Discount off Suggested Resale
                                                   Price shown in Exhibit A.


Without a Manufacturer's Sales Representative      25% Discount off Suggested Resale
                                                   Price shown in Exhibit A,
                                                                 plus
                                                   a Rebate of 15% of Suggested Resale
                                                   Price shown in Exhibit A.(Note 1)


       From the beginning of the third year after the Effective Date until Termination

        Representation Territory                          Commission
        ------------------------                          ----------
With a Manufacturer's Sales Representative         28% Discount off Suggested Resale
                                                   Price shown in Exhibit A.


Without a Manufacturer's Sales Representative      28% Discount off Suggested Resale
                                                   Price shown in Exhibit A,
                                                                 plus
                                                   a Rebate of 12% of Suggested Resale
                                                   Price shown in Exhibit A.(Note 1)


Note 1: Rebate will be paid monthly to DISTRIBUTOR after verification of the monthly sales reports provided by DISTRIBUTOR.


EFFECTIVE DATE: January 1, 1999

WILSHIRE: /s/ Kevin Mulvihll

VWR:  /s/ Kevin Leak

                                       17